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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Current Report on Form 8-K, dated February 7, 1997, of Signature Resorts, Inc. of our report dated May 31, 1996, except for Note 12, as to which the date is July 1, 1996, with respect to the consolidated financial statements of AVCOM International, Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, included in the Registration Statement, as amended (Form S-1 No. 333-18447) of Signature Resorts, Inc.


                                       ERNST & YOUNG LLP


Phoenix, Arizona
February 14, 1997